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                                                                   EXHIBIT 23.2


                        [ARTHUR ANDERSEN LLP LETTERHEAD]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into SmarTalk TeleServices, Inc. Registration Statement on Form S-3 of our report dated April 4, 1997 (except with respect to the matter discussed in Notes 1, 3(a), 4(d), 5 and 9, as to which the date is May 24, 1997 and to the matter discussed in Note 1(c), as to which the date is November 24, 1997) included in SmarTalk TeleServices, Inc. Form 8-K dated November 24, 1997, on the financial statements of SmarTel Communications, Inc. and subsidiaries (the Company) as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                                /s/ Arthur Andersen LLP



Boston, Massachusetts
May 1, 1998